Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 ur.com

United Rentals to Present at the Evercore ISI Annual Industrial Conference

STAMFORD, Conn. – February 27, 2018– United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Evercore ISI Annual Industrial Conference on Tuesday, March 6, 2018. The conference will include a presentation by William Plummer, chief financial officer and Matt Flannery, chief operating officer.

The presentation, which is scheduled to begin at 9:30 a.m. ET, will be available via the following link: http://www.veracast.com/webcasts/evercoreisi/industrials2018/58100294761.cfm.

The presentation may also be accessed on www.ur.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 997 rental locations in 49 states and every Canadian province. The company’s approximately 14,800 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,400 classes of equipment for rent with a total original cost of $11.51 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com